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                                                             Exhibit 10.6

                        DISTRIBUTION AGREEMENT

    This Distribution Agreement ("Agreement") is hereby made and entered into this 30 day of June, 1995, by and between Game Tech International ("GameTech"), a Delaware corporation, with principal offices located at 2209
W. 1st Street, Suite 113, Tempe, Arizona 85281 and Trend Gaming Systems, ("Distributor"), a Texas Limited Liability Company, with principal offices located at 11006 Metric Blvd., Austin, TX 78758. GameTech and Distributor are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

    WHEREAS, GameTech desires Distributor to act as a distributor of its products and services within the Territory (as hereinafter defined) and Distributor desires to be a distributor of Game Tech products and services within the Territory, the Parties do hereby enter into this Agreement. For and in consideration of the mutual covenants herein set forth, the Parties agree as follows:

    1.    GRANT OF RIGHTS

    1.1 GRANT OF EXCLUSIVITY. Subject to the terms and conditions of this Agreement, GameTech hereby appoints Distributor as its exclusive distributor of the products listed on EXHIBIT A hereto (the "Products") within geographic region set forth on EXHIBIT B (the "Territory").

    2.    DUTIES AND RESPONSIBILITY OF GAMETECH

    2.1 TRAINING. GameTech will train Distributor personnel in the sale and operation of the Products.

    2.2 INSTALLATION OF UNITS. GameTech will provide Distributor with the installation specifications, such as dedicated phone line and electricity, which shall be required to be provided by the customer. GameTech will provide all equipment to operate the Products and will install the Products at the customer's site. GameTech shall endeavor to accomplish all installations on a timely basis.

    2.3 ON-SITE TRAINING; PRODUCT SUPPORT. GameTech will provide on-site training of customers, managers, floor clerks, cashiers and callers. GameTech will provide 24 hour Hot-Line support for customers and will maintain replacement parts at locations sufficient to respond adequately to customer needs.

    3.    DUTIES AND RESPONSIBILITIES OF DISTRIBUTOR.

    3.1 DUTY TO DISTRIBUTE AND PROMOTE. Distributor will act as GameTech's exclusive distributor of the Products to prospective customers within the Territory. Distributor shall promote the installation of units in the Territory to the best of Distributor's ability. Distributor shall advertise and/or promote the Products in a commercially reasonable manner and will transmit GameTech product information and promotional materials to its customers, as reasonably necessary. Distributor shall work with the customers to assure their satisfaction with the units and shall report to GameTech regarding customer's evaluations of the units.

    3.2 SALES PROCEDURES. Upon receipt of a customer order, Distributor will contact GameTech to schedule an installation date. Distributor will act as liaison with the customer to assure that a dedicated phone line and electricity are in place. Distributor will only provide GameTech approved pricing information to prospective customers.

    3.3 CONFLICT OF INTEREST. The Parties acknowledge that any efforts by Distributor to sell competing products would constitute a conflict of interest with respect to Distributor's obligations to market the Products. If Distributor chooses to market, promote or distribute competitive products, Distributor shall notify GameTech of its intent at least sixty (60) days prior to commencing such activity, and GameTech shall have the right to terminate this Agreement upon thirty (30) days notice to Distributor without any liability to GameTech. Failure to so notify GameTech shall be shall be deemed to be a material breach of this Agreement. A product shall be

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deemed to be competitive if it is an electronic bingo game of any sort or is similar to any non-bingo game product listed on EXHIBIT A.

    3.4 REPRESENTATIONS. Distributor shall limit its claims and representations concerning the Products to those made by GameTech in its published literature, and not make any claims or representations in excess of such claims of GameTech.

    4. COMPENSATION. GameTech shall pay Distributor commissions at the following rates, as a percentage of net revenue received from the installation caused by the Distributor.

Fixed Units and Hand Held:
          (a) Installation at each Customer: 1st year = 10% Beginning December 1, 1997 = 12%

    5. CUSTOMER PRICING, ACCOUNTING AND PAYMENTS. GameTech will establish customer pricing arrangements and handle all customer collections, except where collection by Distributor is required by law or requested by GameTech in writing. GameTech will wire transfer to Distributor all commissions due on a weekly basis out of the funds paid to GameTech by the customers. GameTech shall have no obligation to pay commissions to Distributor in advance of the receipt by GameTech of payment from the relevant customer; however, GameTech will inform Distributor of any past due customer accounts. GameTech will provide a monthly accounting summary, no later than the twentieth (20th) day of the following month. The Parties agree that all accounting summaries shall be considered correct if not questioned in writing within sixty (60) days of receipt of each summary. Distributor shall be entitled to audit, at Distributor expense, the books and records of GameTech no more than once per calendar year. Any such audit shall be limited to only such information as shall be specifically required to verify the gross receipts received by GameTech, from customers governed by this Agreement.

    6.    PROPRIETARY RIGHTS AND CONFIDENTIALITY.

    6.1   PROPRIETARY RIGHTS.   Distributor agrees that GameTech owns all
right, title, and interest in the Products and in all of GameTech's patents, trademarks, trade names, inventions, copyrights and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these proprietary rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

    6.2 NO RIGHT TO MANUFACTURE OR COPY. The Products are being installed and/or sold by GameTech subject, in every case, to the condition that such installation and/or sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce the Products. Distributor shall take appropriate steps with the customers, as GameTech may request, to inform them of and assure compliance with these restrictions. Distributor acknowledges that any violation of these provisions is a material breach of this Agreement that shall entitle GameTech to obtain equitable relief to terminate such unauthorized activities, including but not limited to, preliminary and permanent injunctive relief, as well as money damages.

    6.3 CONFIDENTIALITY. The Parties acknowledge that by reason of their relationship to each other hereunder each will have access to certain information and materials concerning the other's business, plans, customers, technology, and/or products that is confidential and of substantial value to that Party, which value would be impaired if such information were disclosed to third parties. Each Party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other Party and shall take every reasonable precaution to protect the confidentiality of such information. Upon request by either Party, the other Party shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any

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technical description of the Products beyond the description published by
GameTech. Upon termination of this Agreement, there shall be no use or disclosure by a Party of any confidential information of the other Party, and neither Party shall manufacture or have manufactured any devices, components or assemblies utilizing any of the other Party's confidential information.

    7. TRADEMARKS AND TRADE NAMES. During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of GameTech Products and to advertise the Products to potential customers under the trademarks, marks, and trade names that GameTech may adopt from time to time ("GameTech's Trademarks"). Distributor shall not alter or remove any of GameTech's Trademarks applied to the Products at the factory. Nothing herein shall grant to Distributor any right, title or interest in GameTech's Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge GameTech's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of GameTech.

    8.    GENERAL PROVISIONS.

    8.1 ASSIGNMENT. A mutually agreed consideration for GameTech's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of GameTech. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

    8.2 NOTICES. Any notice or other communication shall be sufficiently given if sent by registered or certified mail, or by facsimile transmittal if receipt is electronically confirmed or by courier, postage prepaid (with confirmation of receipt), or hand delivery (with confirmation of receipt) to the respective address of the Parties provided above, or such other addresses as shall be noticed during the term of this Agreement.

    8.3   RELATIONSHIP OF THE PARTIES.   The relationship of GameTech and
Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other,
(ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of GameTech for any purpose whatsoever. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. Distributor shall be solely responsible for, and shall indemnify and hold GameTech free and harmless from, any and all claims, damages or lawsuits (including GameTech's reasonable attorney's fees) arising out of the acts of Distributor, its employees or its agents.

    8.4   TERM AND TERMINATION.

    (a) TERM. This Agreement shall continue in force for a team commencing on the date first written above until December 31, 1998, unless terminated earlier under the provisions of this Agreement. The term of this Agreement shall automatically be extended for an additional one year. Any extension after such additional one year shall only be by mutual agreement of the Parties.

    (b) TERMINATION FOR CAUSE. If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then this Agreement shall terminate immediately upon notice by the non-defaulting party.

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    (c)   TERMINATION FOR INSOLVENCY.  This Agreement shall terminate automatically, without notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or (iii) upon Distributor's dissolution.

    (d) RETURN OF MATERIALS. All trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of GameTech. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as GameTech may direct, at GameTech's expense. Distributor shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trade-marks and trade names of GameTech.

    (e) SURVIVAL OF CERTAIN TERMS. The provisions of Sections 1, 3, 4, 5, 6, 7 and 8 shall survive the expiration or termination of this Agreement for any reason. Except as otherwise provided in this Agreement, all other rights and obligations of the Parties shall cease upon termination of this Agreement. In the event that of an acquisition of GameTech should occur, the provisions of this Agreement shall remain in effect.

          8.5 WAIVER; TERMINATION. A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be construed to be a waiver of such term or condition in the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

          8.6 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties hereto relating to the subject matter herein contained, and this Agreement cannot be changed, rescinded or terminated except in writing signed by both Parties.

          8.7 HEADINGS. The subject headings of the sections and subsections of this Agreement are included for convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

          8.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the partiesment construed as if such unenforceable provision had never been contained herein.

          8.9 ATTORNEY'S FEES. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

          8.10 APPLICABLE LAW AND VENUE. This Agreement shall be construed according to the internal laws, and not the law of conflicts, of the State of Arizona. The Parties hereto irrevocably consent that any legal action or proceeding involving this Agreement shall be brought and enforced in any state or federal court in Maricopa County, Arizona. By its execution and delivery of this Agreement, each Party hereby submits to and accepts generally and unconditionally the jurisdiction of the foregoing courts.

          8.11 AUTHORIZED SIGNATORY; COUNTERPARTS. Each Party represents to the other that the person signing on its behalf is authorized to sign on behalf of and to bind such Party to this Agreement. This

                                   -4-

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Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.



"GameTech"                            "Distributor" Trend Gaming Systems, LLC

GameTech International, Inc.             /s/ [Illegible]
                                        ------------------------------

By: /s/ Gary A. Held                  By:  /s/ [Illegible]
   ------------------------               ----------------------------
    Authorized Officer                     Authorized Officer


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EXHIBIT A
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PRODUCTS

GameTech Fixed Bingo Unit

GameTech Hand Held Units upon availability





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EXHIBIT B
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TERRITORY

State of Texas

         --Except where jointly agreed and documented by the GameTech Vice
           President of Sales and the Distributor.



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